EXHIBIT 10.6
Performance Based SARs
Dorrit J. Bern

CHARMING SHOPPES, INC.

2004 STOCK AWARD AND INCENTIVE PLAN

STOCK APPRECIATION RIGHTS AGREEMENT

Agreement dated as of April 1, 2008 (the “Grant Date”) between CHARMING SHOPPES, INC. (the “Company”) and DORRIT J. BERN (the “Executive”).

WHEREAS, the Executive is presently employed by the Company in the capacity of President and Chief Executive Officer, and is a member of the Board of Directors of the Company where she currently serves as Chairman of the Board;

WHEREAS, the Company recognizes that the Executive’s contribution has been substantial and meritorious and, as such, the Executive has demonstrated unique qualifications to act in an executive capacity for the Company; and

WHEREAS, the Company and the Executive are parties to an Employment Agreement dated as of December 31, 2007, as amended (the “Employment Agreement”), which provides for the grant of stock appreciation rights on Company common stock to reward the Executive for her contributions to the Company.

NOW THEREFORE, it is agreed as follows:

1. Grant of SAR, Consideration and Executive Acknowledgments.

The Company hereby confirms the grant, under the Company’s 2004 Stock Award and Incentive Plan (the “Plan”), to the Executive on the Grant Date of a stock appreciation right (the “SAR”) with respect to ____ shares of the Company’s common stock, par value $.10 per share (the “Shares”).  The SAR represents the right to receive, at exercise, a number of Shares with a then Fair Market Value equal to the appreciation in value of the Shares over the base amount.  The base amount is $_________ per share, which is the fair market value of a Share on the Grant Date (the “Base Amount”).

The Executive shall be required to pay no consideration for the grant of the SAR except for her agreement to provide services to the Company prior to exercise and her agreement to abide by the terms set forth in the Plan, this Stock Appreciation Rights Agreement (the “Agreement”), and any Rules and Regulations under the Plan.  The Executive acknowledges and agrees that (i) the SAR is nontransferable, except as provided in Section 8 hereof and in the Plan, (ii) the SAR is subject to forfeiture in the event of Executive’s termination of employment in certain circumstances, as specified in Section 7 hereof, and (iii) sales of Shares will be subject to the Company’s policies regulating trading by employees, including any applicable “blackout” or other designated periods in which sales of Shares are not permitted.

2. Incorporation of Plan by Reference.

The SAR has been granted to the Executive under the Plan.  All of the terms, conditions and other provisions of the Plan are hereby incorporated by reference into this Agreement.  Capitalized terms used in this Agreement but not defined herein or noted to be defined in the

Employment Agreement shall have the same meanings as in the Plan.  If there is any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern.  The Executive hereby accepts the grant of the SAR, acknowledges receipt of the Plan, and agrees to be bound by all the terms and provisions hereof and thereof (as presently in effect or hereafter amended), and by all decisions and determinations of the Board or Committee under the Plan.

3. Date When Exercisable.

This SAR may be exercised only if and to the extent that it has become exercisable as specified in this Agreement.  Subject to acceleration as provided in this Section 3 and Section 6 below, limitations on exercisability imposed in Section 7 below, and all other terms and conditions of this Agreement, this SAR shall become exercisable as follows:

Vesting Date	Exercisable SAR

April 1, 2009	1/2
April 1, 2010	1/2

The exercisability of the SAR is cumulative, but shall not exceed 100% of the Shares subject to the SAR.  If the foregoing schedule would produce fractional Shares, the number of Shares for which the SAR becomes exercisable shall be rounded to the nearest whole Share.  The SAR shall expire at 5:00 p.m. on the day before the seventh anniversary of the Grant Date, unless the SAR terminates on an earlier date as provided herein.

4. Method of Exercise.

(a) The SAR may be exercised, to the extent the SAR is then vested and exercisable, by delivery to and receipt by the Secretary of the Company at 3750 State Road, Bensalem, Pennsylvania 19020, of a written notice, signed by the Executive, specifying the number of Shares which the Executive wishes to exercise.  Simultaneous with or as soon as practicable after the receipt of such notice, the Company shall deliver to the Executive a number of whole Shares that will be determined by dividing the Stock Appreciation by the Fair Market Value of a Share on the date of exercise, less applicable tax withholding.  “Stock Appreciation” shall mean the amount that results from multiplying (i) the number of Shares as to which the SAR is exercised by (ii) the amount by which the Fair Market Value of a Share on the date of exercise exceeds the Base Amount.  Only whole Shares will be delivered pursuant to the exercise of the SAR.

(b) Upon exercise of the SAR, the Company will deliver a stock certificate for the Shares to be delivered, with any requisite legend affixed.  Such exercise may include instructions to the Company to deliver Shares due upon exercise of the SAR to any registered broker or dealer designated by the Committee in lieu of delivery to the Executive.  Such instructions must designate the account into which the Shares are to be deposited.  The method of exercise and related matters governed by this Section 4 shall be subject to Rules and Regulations adopted by the Committee and in effect at the time the Executive’s notice of exercise is received by the Company; such Rules and Regulations may vary from or limit the procedures specified in this

Section 4, and may specify other methods of exercise.  Upon exercise of any portion of the SAR, the exercised portion of the SAR shall terminate and cease to be outstanding.

(c) If, on the date on which the vested SAR will terminate according to its terms, the Executive has not given the Company written notice of exercise, and if the Stock Appreciation amount is a positive number, then the outstanding vested portion of the SAR shall be automatically exercised and taxes shall be withheld as described in Section 5 below.

5. Tax Withholding.

The Company will withhold from the Shares to be delivered upon the exercise of the SAR a sufficient number of such Shares to satisfy the minimum federal, state and local tax withholding obligations relating to the SAR exercise.  The Shares withheld will be valued at the Fair Market Value, determined in such manner as may be specified under the Plan.

6. Acceleration of Exercisability.

(a) If the Executive’s employment is terminated by the Company without Cause (as defined in the Employment Agreement) or if she terminates her employment for Good Reason (as defined in the Employment Agreement), the portion of the SAR that would have vested if the Executive had continued in employment with the Company for an additional two years following the date of termination shall become vested and exercisable on the date of termination.

(b) If the Executive’s employment is terminated due to death or Disability (as defined in the Employment Agreement), the vesting of the SAR shall be accelerated in full so that all of the SAR shall become vested and exercisable on the date of the Executive’s death or termination of employment due to Disability.

(c) The following provisions shall apply in the event of a Change in Control (as defined in the Employment Agreement):

(i) In the event of a Change of Control at a time when the Executive is employed by the Company or any of its subsidiaries, if the acquiring company does not convert the Executive’s outstanding SAR to a stock appreciation right with respect to the stock of the acquiring company (or the parent of the acquiring company, if the acquirer is a subsidiary) that has the same economic value, vesting provisions and other terms as the Executive’s outstanding SAR, this SAR shall become fully vested and exercisable immediately prior to the occurrence of such Change of Control.

(ii) If, upon a Change in Control, the acquiring company does convert the Executive’s outstanding SAR to a stock appreciation right with respect to stock of the acquiring company (or the parent of the acquiring company, if the acquirer is a subsidiary) that has the same economic value, vesting provisions and other terms as the Executive’s outstanding SAR, the portion of this SAR that would have vested over the two-year period following such Change in Control shall become vested and exercisable on the date of the Change in Control.

(iii) If the Executive’s employment is terminated as a result of a Qualifying Termination (as defined in the Employment Agreement), the SAR shall become fully vested and exercisable on the date of the Qualifying Termination.

(d) Notwithstanding anything in this Agreement to the contrary, vesting of the SAR shall not be less favorable to the Executive than the vesting specified for equity awards under the Employment Agreement.

7. Exercisability after Termination of Employment.

(a) This SAR shall terminate and no longer be exercisable at the earlier of the scheduled expiration time of the SAR, as set forth in Section 3 above, or the applicable time specified below at or following a termination of employment of the Executive:

(i) at the expiration of three months after Executive’s employment with the Company and its subsidiaries is terminated for Cause or the Executive voluntarily terminates her employment, other than for Good Reason or Disability; or

(ii) at the expiration of one year after Executive’s employment with the Company and its subsidiaries is terminated by the Company without Cause or the Executive terminates her employment for Good Reason; or

(iii) at the expiration of one year after the Executive’s employment with the Company and its subsidiaries is terminated by reason of a Qualifying Termination; or

(iv) at the expiration of one year after the termination of the Executive’s employment with the Company and its subsidiaries by reason of the Executive’s Disability or death.

(b) The Executive shall not be deemed to have terminated her employment for purposes of this Section 7 if her employment terminates with the Company but thereafter continues with one of the Company’s subsidiaries or terminates with a subsidiary but thereafter continues with the Company or another subsidiary.

8. Limits on Transfer of SARs; Beneficiaries.

No right or interest of a participant in this SAR shall be pledged, encumbered or hypothecated to or in favor of any third party or shall be subject to any lien, obligation or liability of the Executive to any third party.  This SAR shall not be transferable to any third party by the Executive otherwise than by will or the laws of descent and distribution, and this SAR shall be exercisable, during the lifetime of the Executive, only by the Executive; provided, however, that the Executive will be entitled to designate a beneficiary or beneficiaries to exercise her rights under this SAR upon the death of Executive, in the manner and to the extent permitted by the Committee under Rules and Regulations adopted by the Committee under the Plan, and the Committee may permit transfers otherwise to the extent permitted under the Plan.

9. Investment Representation.

Unless, at the time of any exercise of this SAR, the issuance and delivery of Shares hereunder to the Executive is registered under a then-effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and complies with all applicable registration requirements under state securities laws, the Executive shall provide to the Company, as a condition to the valid exercise of this SAR and the delivery of any certificates representing Shares, appropriate evidence, satisfactory in form and substance to the Company, that she is acquiring the Shares for investment and not with a view to the distribution of the Shares or any interest in the Shares, and a representation to the effect that the Executive shall make no sale or other disposition of the Shares unless (i) the Company shall have received an opinion of counsel satisfactory to it in form and substance that such sale or other disposition may be made without registration under the then-applicable provisions of the Securities Act, the related rules and regulations of the Securities and Exchange Commission, and applicable state securities laws and regulations, or (ii) the sale or other disposition of the Shares shall be registered under a currently effective registration statement under the Securities Act and complies with all applicable registration requirements under state securities laws. The certificates representing the Shares may bear an appropriate legend giving notice of the foregoing restriction on transfer of the Shares, and any other restrictive legend deemed necessary or appropriate by the Committee.

10. Miscellaneous.

This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties.  This Agreement constitutes the entire agreement between the parties with respect to the SAR, and supersedes any prior agreements or documents with respect to the SAR.  No amendment, alteration, suspension, discontinuation or termination of this Agreement which may impose any additional obligation upon the Company or impair the rights of the Executive with respect to the SAR shall be valid unless in each instance such amendment, alteration, suspension, discontinuation or termination is expressed in a written instrument duly executed in the name and on behalf of the Company and by the Executive.

CHARMING SHOPPES, INC.

BY: ___________________________________
(Authorized Officer)

EXECUTIVE:___________________________
Dorrit J. Bern